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                                                                    EXHIBIT 24.1

                                POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes and appoints J. Michael Heil and Brad Stolba as attorneys-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to that certain Form S-8 Registration Statement, filed by Chequemate International, Inc., with respect to its First Year 2000 General Consultants Stock Compensation Plan, including any and all post-effective amendments.


Signature                        Title                             Date


/s/ J. Michael Heil          Chief Executive and                   March 9, 2000
------------------------     Financial Officer
J. Michael Heil


/s/ John Bartholomew         Director                              March 9, 2000
------------------------
John Bartholomew


/s/ Hal Glick                Director                              March 9, 2000
------------------------
Hal Glick


/s/ Andre Peterson           Director                              March 9, 2000
------------------------
Andre Peterson


/s/ Daniel R. Tompson        Director                              March 9, 2000
------------------------
Daniel R. Tompson


/s/ Robert E. Warfield       Director                              March 9, 2000
------------------------
Robert E. Warfield


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